UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2022

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05
Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Board of Directors (the “Board”) of Butler National Corporation (the “Corporation”) adopted an Amended Standards of Business Conduct and Ethics (the “Amended Standards”) effective September 29, 2022. The Amended Standards supersede the Corporation’s existing Standards of Business Conduct and Ethics previously adopted by the Board. The Amended Standards apply to all directors, officers and employees of the Corporation and its subsidiaries.

The existing Standards of Business Conduct and Ethics were amended to reflect current best practices, enhance and expand on the Corporation’s understanding of ethical business practices with government agencies and promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities.

The newly adopted Amended Standards did not result in any explicit or implicit waiver of any provision of the Corporation’s Standards of Business Conduct and Ethics in effect prior to the adoption of the Amended Standards. The foregoing description of the Amended Standards does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Standards, a copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 5.07
Submission of Matters to Vote of Security Holders.

On September 27, 2022, the Corporation held its Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, 62,615.896 shares of common stock, or approximately 81% of the 76,856,507 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1.
Election of Directors. Three people were nominated by the Board of Directors for election as directors of the Corporation, to hold office for a three year term expiring at the calendar year 2025 annual meeting of shareholders and until his or her successors are duly elected and qualified. The nominees were incumbent directors, no other persons were nominated and the nominees were elected. There were 21,097,835 broker non-votes with respect to the nominees. The votes cast for or against by holders of the Corporation’s common stock, as well as abstentions, with respect to the nominees were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
Bradley K. Hoffman	40,289,244	866,708	362,109
Craig D. Stewart	40,569,803	341,928	606,330
John M. Edgar	30,291,931	10,919,021	307,109

Having received a plurality of the votes cast by holders of common stock at the Annual Meeting, Mr. Bradley K. Hoffman, Mr. Craig D. Stewart and Mr. John M. Edgar were elected as directors.

2.
Ratification of Selection of RBSM LLP as Independent Registered Accountant. A resolution that the shareholders ratify the selection and appointment of RBSM LLP as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2023 was submitted to, and voted upon by, the shareholders. There were 60,773,771 shares of common stock voted in favor of, and 646,429 shares of common stock voted against said resolution. The holders of 1,195,696 shares of common stock abstained and there were 0 broker non-votes. Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of RBSM LLP was ratified.

3.	Advisory Vote on Executive Compensation. An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders. There were 32,411,755 shares of common stock voted in favor of, and 937,365 shares of common stock voted against, said resolution. The holders of 8,168,941 shares of common stock abstained and there were 21,097,835 broker non-votes.

Item 9.01	Financial Statements and Exhibits.
Exhibit 14.1	Standards of Business Ethics and Conduct dated September 27, 2022.
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
September 29, 2022 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)